RAMTRON INTERNATIONAL CORPORATION
                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        FOR THE YEAR ENDED DECEMBER 31, 1996
                      (in thousands, except per share amounts)

     Primary Earnings Per Share
Net Loss                                                              $(5,737)
Weighted average shares outstanding                           36,507

Common stock equivalents:

   Outstanding warrants with per
     share exercise price of $4.15           6,989    6,989
                                              4.15
                                            ------
   Closing price 12/31/96, $6.00            29,004   (4,834)*
                                            ======

   Outstanding stock options with
     per share exercise price of $1.75(1)       29      29
                                              1.75
                                            ------
   Closing price 12/31/96, $6.00                51      (9)*
                                            ======

   Outstanding stock options with
     per share exercise price of $4.15(1)      842     842
                                              4.15
                                            ------
   Closing price 12/31/96, $6.00             3,494    (582)*
                                            ======

Outstanding stock options with
     per share exercise price of $5.69(1)        6       6
                                              5.69
                                            ------
   Closing price 12/31/96, $6.00                34      (6)*
                                            ======
                                                     ------
                                                               2,435
                                                              ------
Total shares for primary earnings per share                            38,942
                                                                       ------
Primary net loss per share (2)                                        $(0.15)
                                                                      =======
-----------

*  Treasury shares assumed purchased

(1) All other outstanding stock options have an exercise price of at least $6.00 per share and, therefore, are not common stock equivalents.

(2)  Fully dilutive net loss per share equals primary net loss per share.